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                      AMENDMENT NO.1 TO RIGHTS AGREEMENT

     This Amendment No. 1 to Rights Agreement (this "Amendment") is between Optical Sensors Incorporated, a Delaware corporation (the "Company"), and Norwest Bank Minnesota, N.A., a national banking association (the "Rights Agent"), effective as of March 9, 2000.

     A. The Company and the Rights Agent have entered into a Rights Agreement, dated as of December 3, 1996 (the Rights Agreement"). Capitalized terms used and not otherwise defined herein will have the meaning given in the Rights Agreement.

     B. Section 27 of the Rights Agreement provides that, prior to the Distribution Date, the Company may amend the Rights Agreement, including the definition of an Acquiring Person as set forth in Section 1(a) thereof, upon the approval of at least a majority of the Continuing Directors, and that, upon any such amendment, the Rights Agent shall amend the Rights Agreement as the Company directs.

     C. The Company desires, and hereby directs the Rights Agent, to amend the definition of an Acquiring Person, and the Rights Agent agrees to such amendment, on the terms and conditions hereof.

     Accordingly, the Company and the Rights Agent agree as follows:

1.   Representations and Warranties.  The Company represents and warrants to the
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     Rights Agent that:

     (a) to the best knowledge of the Company, the Distribution Date has not occurred prior to the effective date hereof; and

     (b) this Amendment is authorized pursuant to the requirements of Section 27 of the Rights Agreement, having been approved by a majority of the Company's Continuing Directors.

2.   Amendment of Section 1(a).  Section 1(a) of the Rights Agreement is hereby
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     amended by deleting Section 1(a) in its entirety and substituting the following therefor:

     (a) Acquiring Person, shall mean any Person who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding (the "Acquiring Person Trigger Amount") (other than as a result of a Permitted Offer (as hereinafter defined)), but shall not include the Company, any Subsidiary of the Company, or any employee benefit plan of the Company or of any Subsidiary of the Company or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person": (i) as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to the Acquiring Person Trigger Amount; provided,
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however, that if a Person shall become the Beneficial Owner of the Acquiring
Person Trigger Amount by reason of Common Share purchases by the Company and shall thereafter become the Beneficial Owner of any additional Common Shares, other than pursuant to the receipt of stock dividends or stock splits on a pro rata basis on Common Shares already beneficially owned by such Person, then such Person shall be deemed to be an "Acquiring Person" or (ii) who is a Person who is the Beneficial Owner of the Acquiring Person Trigger Amount but who acquired Beneficial Ownership of Common Shares without any plan or intention to seek or affect control of the Company, if such Person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such shares), sufficient shares of Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares) so that such Person ceases to be the Beneficial Owner of the Acquiring Person Trigger Amount or
(iii) who beneficially owns Common Shares consisting solely of one or more (A) Common Shares beneficially owned pursuant to the grant for exercise of an option granted to such Person by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Section 11(a)(ii) Trigger Date, (B) Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares), beneficially owned by such Person or its Affiliates or Associates at the time of grant of such option or (C) Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares) acquired by Affiliates or Associates of such Person after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding Common Shares. For purposes of the definition of "Acquiring Person", the Acquiring Person Trigger Amount for Hayden R. Fleming ("Fleming") or Circle F Ventures, LLC, a Georgia limited liability company ("Circle F") (Fleming and Circle F are collectively referred to as the "Circle F Group"), shall be 24% or more of the Common Shares then outstanding (the "Circle F Trigger Amount") which shall be applicable if any member of the Circle F Group has, or, together with any Affiliates and Associates of such member, shall be the Beneficial Owner of, such Circle F Trigger Amount. For purposes of the definition of "Acquiring Person", the Acquiring Person Trigger Amount for Special Situations Fund III, L.P., a Delaware limited partnership ("SSF III"), MGP Advisers Limited Partnership, a Delaware limited partnership ("MGP"), Special Situations Cayman Fund, L.P., a Cayman Islands limited partnership (SS Cayman"), AWM Investment Company, Inc., a Delaware corporation ("AWM"), Austin W. Marxe ("Marxe") or David Greenhouse ("Greenhouse") (SSF III, MGP, SS Cayman, AWM, Marxe and Greenhouse are collectively referred to as "Special Situations Group"), shall be 24% or more of the Common Shares then outstanding (the "Special Situations Trigger Amount") which shall be applicable if any member of the Special Situations Group has, or, together with any Affiliates and Associates of such member, shall be the Beneficial Owner of, such Special Situations Trigger Amount.
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3.   Amendment of Section 3(a). Subpart (ii) of the first sentence of Section
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     3(a) of the Rights Agreement is hereby amended by deleting such subpart in its entirety and substituting the following therefor:

     (ii) the close of business on the tenth Business Day (or such later date as may be determined by the Board, acting by a majority of the Continuing Directors, prior to such time as any Person has become an Acquiring Person) after the date that a tender or exchange offer (other than a Permitted Offer) by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of the Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act (or any comparable or successor rule), if upon consummation thereof, such Person would be the Beneficial Owner of the Acquiring Person Trigger Amount; provided, however, if such an offer is made by (a) a member of the Circle F Group (a "Circle F Offer"), which, upon consummation thereof, would result in a member of the Circle F Group having or, together with any Affiliates and Associates of such member, becoming the Beneficial Owner of, less than the Circle F Trigger Amount, then such Circle F Offer shall not be considered to be a Distribution Date, but if the consummation of such Circle Offer would result in any member of the Circle F Group having, or, together with any Affiliates and Associates of such member, becoming the Beneficial Owner of, the Circle F Trigger Amount, then such Circle F Offer shall be considered a Distribution Date; or (b) a member of the Special Situations Group (a "Special Situations Offer"), which, upon consummation thereof, would result in any member of the Special Situations Group having or, together with any Affiliates and Associates of such member, becoming the Beneficial Owner of, less than the Special Situations Trigger Amount, then such Special Situations Offer shall not be considered to be a Distribution Date, but if the consummation of such Special Situations Offer would result in any member of the Special Situations Group having, or, together with any Affiliates and Associates of such member, becoming the Beneficial Owner of, the Special Situations Trigger Amount, then such Special Situations Offer shall be considered a Distribution Date, or

4.   No Other Changes.  Except as specifically amended by this Amendment, all
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     other provisions of the Rights Agreement shall remain in full force and effect. This Amendment shall not constitute or operate as a waiver of, or estoppel with respect to, any provisions of the Rights Agreement by any party hereto.

5.   Counterparts.  This Amendment may be executed in one or more counterparts,
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     each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
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     The Company and the Rights Agent have caused this Amendment to be duly executed on their behalf by their respective duly authorized representatives as of the date first written above.

OPTICAL SENSORS INCORPORATED                      NORWEST BANK MINNESOTA, N.A.

By:  /s/ Paulita M. LaPlante                      By:  /s/ Susan J. Roeder
     --------------------------------                  -------------------------
     Paulita M. LaPlante                               Susan J. Roeder
     Its:  President and Chief Executive Officer       Its:  Vice President